Exhibit 99.2

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. 2. To consider and vote upon a proposal to adjourn the special meeting of the shareholders of First Reliance Bancshares, Inc., if necessary or appropriate, to solicit additional proxies in favor of the merger proposal. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and any adjournment or postponement thereof. For Against Abstain ! ! ! ! ! ! First Reliance Bancshares, Inc. The Board of Directors recommends you vote FOR the following proposals (as listed in the proxy statement): First Reliance Bancshares, Inc. c/o Broadridge P.O. Box 1342 Brentwood, NY 11717 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/_____ You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw 1. To approve the Agreement and Plan of Merger, dated as of June 24, 2026, by and between Colony Bankcorp, Inc., pursuant to which First Reliance Bancshares, Inc. will merge with and into Colony Bankcorp, Inc., with Colony Bankcorp, Inc. surviving the merger, and the transactions contemplated by the merger.

Important Notice Regarding the Availability of Proxy Materials for the Meeting: The Notice and Proxy Statement are available at www.proxyvote.com. First Reliance Bancshares, Inc. Special Meeting of Shareholders October 14, 2026 1:00 P.M. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The shareholder﴾s﴿ hereby appoint﴾s﴿ F.R. Saunders, Jr. and Robert W. Haile, Jr., or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize﴾s﴿ them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common or Preferred stock of First Reliance Bancshares, Inc. that the shareholder﴾s﴿ is/ are entitled to vote at the Special Meeting of Shareholders to be held at 1:00 p.m., on October 14, 2026, at First Reliance Bank ‐‐ Learning Center, 2148 West Palmetto Street, Florence, South Carolina, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations for each of the proposals included herein. If any other matters properly come before the meeting, and any adjournment or postponement thereof, the persons named in the proxy will vote in their discretion on such matters. Continued, and must be signed and dated on the other side